Exhibit 23

Consent of Independent Registered Public Accounting Firm

Ford Motor Company
One American Road
Dearborn, Michigan

Re:  Ford Motor Company Registration Statement
        No. 333-138821

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 25, 2008 appearing in the annual report on Form 11-K of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees as of December 31, 2007 and 2006 and for the year ended December 31, 2007.

/s/ Plante & Moran, PLLC

Southfield, Michigan
June 25, 2008